EXHIBIT 21.1

                                  SUBSIDIARIES


                                        STATE OF         NAME UNDER WHICH
SUBSIDIARY                           INCORPORATION   SUBSIDIARY DOES BUSINESS
----------                           -------------   ------------------------

Hall GMC, Inc.                         North Dakota      Corporate Name
     (100% owned)

Hall Truck Center, Inc                 North Dakota      Corporate Name
     (100% owned)

Minnesota Valley Irrigation, Inc.       Minnesota        Corporate Name
     (100% owned)                                          (inactive)

RDO Agriculture Equipment Co.          North Dakota     RDO Equipment Co.
     (100% owned)

RDO Construction Equipment Co.         North Dakota     RDO Equipment Co.
     (100% owned)

RDO Financial Services Co.             North Dakota      Corporate Name
     (100% owned)

RDO Material Handling Co.               Minnesota        Corporate Name
     (100% owned)

RDO Truck Center Co.                   North Dakota      Corporate Name
     (100% owned)

RDO Truck Riverside Co.                North Dakota   RDO Truck Center Co.
     (100% owned by RDO Truck
      Center Co.)

Salinas Equipment Distributors, Inc.    California       Corporate Name
     (100% owned)





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